Exhibit 10.1.1

AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

GREAT LAKES GAS TRANSMISSION LIMITED PARTNERSHIP

This Amendment No. 1 (this “Amendment”) to the Amended and Restated Agreement of Limited Partnership (as amended, the “Partnership Agreement”) of Great Lakes Gas Transmission Limited Partnership (the “Partnership”) dated February 22, 2007 is hereby adopted by TransCanada GL, Inc., a Delaware corporation and a general partner of the Partnership (“TransCanada GP”), TC GL Intermediate Limited Partnership, a Delaware limited partnership and a general partner of the Partnership (“TCGL GP”), and Great Lakes Gas Transmission Company, a Delaware corporation and the limited partner of the Partnership (“GLGT” and together with TransCanada GP and TCGL GP, the “Partners”).

WITNESSETH THAT:

WHEREAS, the Partners deem it desirable and in the best interests of the Partnership to amend certain provisions of the Partnership Agreement to be effective as of October 25, 2010.

NOW, THEREFORE, BE IT RESOLVED, that the Partners hereby amend the Partnership Agreement as follows:

Section 1.  Amendments.

(a)                                  The first sentence of Section 6.2(a) of the Partnership Agreement is hereby amended and restated as follows:

“6.2         Management Committee.  (a)  The General Partners hereby designate a Management Committee to consist of up to six individual members, as determined by the General Partners from time to time; half of the members shall be designated by TCGL GP (the “TCGL Committee Members”) and the other half of the members shall be designated by TransCanada GP (the “TransCanada Committee Members”) (the TCGL Committee Members and the TransCanada Committee Members are sometimes hereinafter referred to as the “Committee Members”).”

(b)                                 The first sentence of Section 6.2(d) of the Partnership Agreement is hereby amended and restated as follows:

“(d)         The General Partners hereby designate an Executive Committee, which shall consist of the following members:  one TCGL Committee Member, one TransCanada Committee Member and the President of the Partnership, who shall be a non-voting member of the Executive Committee and shall provide assistance to the other members; provided, that, the President of the Partnership may also be the TCGL Committee Member or TransCanada Committee Member, as applicable, who is designated to serve on the Executive Committee.”

Section 2.  General Authority.  The appropriate officers of the Partners are hereby authorized to make such further clarifying and conforming changes to the Partnership Agreement as they deem necessary or appropriate, and to interpret the Partnership Agreement, to give effect to the intent and purpose of this Amendment.

Section 3.  Ratification of Partnership Agreement.  Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

Section 4.  Governing Law.  This Amendment No. 1 shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

IN WITNESS WHEREOF, the Partners have executed this Amendment as of October 25, 2010.

TC GL INTERMEDIATE LIMITED
PARTNERSHIP, by its General Partner		TRANSCANADA GL, INC.
TC PipeLines GP, Inc.

By:	/s/ Steven D. Becker	By:	/s/ Lee G. Hobbs
	Steven D. Becker, President		Lee G. Hobbs, President

By:	/s/ Stephanie E. Wilson	By:	/s/Dean C. Patry
	Stephanie E. Wilson, Vice President		Dean C. Patry, Vice President
Commercial

GREAT LAKES GAS TRANSMISSION
COMPANY

By:	/s/ Lee G. Hobbs
Lee G. Hobbs, President

By:	/s/ Dean C. Patry
Dean C. Patry, Vice President